UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        Inform Worldwide Holdings, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                       Colorado                        84-14258825
          ---------------------------------      ----------------------
            (State or other jurisdiction            (I.R.S. Employer
          of incorporation or organization)      Identification Number)


              4700 Castleton Way, Suite 220, Castle Rock, CO 80104
           ----------------------------------------------------------
          (Address, including zip code, of Principal Executive Office)


                    Year 2000 Long Term Incentive Equity Plan
                         ------------------------------
                            (Full title of the plan)


                    Larry G. Arnold, Chief Executive Officer
          4700 Castleton Way, Suite 220, Castle Rock, CO  80104
          -----------------------------------------------------
                    (Name and address of agent for service)

                                  303-662-0900
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                                             Proposed
                                                        Proposed             maximum
Title of securities                 Amount to be    maximum offering    aggregate offering         Amount of
to be registered                     registered      price per share        price (1)        registration fee (1)
------------------------------------------------------------------------------------------------------------------
Class A Common
Stock                             3,000,000 shares  $            0.13  $            390,000  $                  36
(no par value)
------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the maximum offering price and registration fee was calculated based upon the maximum number of shares issuable under the Year 2000 Long Term Incentive Equity Plan, and the average of the bid and ask prices on the over the counter market on December 17, 2002 (date within five days of filing)


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees in accordance with Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Such document(s) are not being filed with the Commission pursuant to Note to Part 1 of Form S-8, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation  of  Documents  by  Reference

     The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

     (a) The Registrant's latest annual report on Form 10-KSB filed pursuant to Sections 13(a) or 15(d) of the Exchange Act.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referred to in (a) above.

     (c) The description of the Common Stock of the Company that is contained in the registration statement filed by the Company under the Exchange Act including any amendment or report filed for the purpose of updating such description.

Item 4.  Description  of  Securities

     Not Applicable.

Item 5.  Interests  of  Named  Experts  and  Counsel

     Not Applicable.

Item 6.  Indemnification  of  Directors  and  Officers

     Article 5 Section 2 of the Bylaws of the Company provides as follows:

     "When a person is sued, either alone or with others, because he is or was a director or officer of the corporation, or of another corporation serving at the request of this corporation, in any proceeding arising out of his alleged misfeasance or nonfeasance in the performance of his duties or out of any alleged wrongful act against the corporation or by the corporation, he shall be indemnified for his reasonable expenses, including attorneys' fees incurred in the defense of the proceeding, if both of the following conditions exist:


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     (A)  The person sued is successful in whole or in part, or the proceeding against him is settled with the approval of the court.
     (B) The court finds that his conduct fairly and equitably merits such indemnity.

     The amount of such indemnity which may be assessed against the corporation, its receiver, or its trustee, by the court in the same or in a separate proceeding shall be so much of the expenses, including attorneys' fees incurred in the defense of the proceeding, as the court determines and finds to be reasonable. Application for such indemnity may be made either by the person sued or by the attorney or other person rendering services to him in connection with the defense, and the court may order the fees and expenses to be paid directly to the attorney or other person, although he is not a party to the proceeding. Notice of the application for such indemnity shall be served upon the corporation, its receiver, or its trustee, and upon the plaintiff and other parties to the proceeding. The court may order notice to be given also to the shareholders in the manner provided in Article II, Section 2, for giving notice of shareholders' meetings, in such form as the court directs."

     The Articles of Incorporation include the following:

     The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expenses incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise.

Item 7.  Exemption  from  Registration  Claimed

     Not applicable.

Item 8.  Exhibits

Exhibit        Description
-------        -----------

4(a) Articles, Bylaws. Incorporated by reference from Form 8-A12G, file number 333-71785.

5 Opinion of John H. Lonnquist, P.C., relating to the issuance of shares of securities pursuant to the Year 2000 Long Term Incentive Equity Plan.

23.1 Consent of John H. Lonnquist, P.C., included in the opinion filed as Exhibit 5.

23.2           Consent of independent certified public accountants.

24.            Power of Attorney.

99. Year 2000 Long Term Incentive Equity Plan, incorporated by reference to the Definitive Form 14A Proxy Statement filed as of October 27, 2000.


Item 9.  Undertakings

     (1)  The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Castle Rock and the State of Colorado, on December 18, 2002.

                                        Inform Worldwide Holdings, Inc.

                                        By: /s/  Larry G. Arnold
                                            --------------------
                                            Larry G. Arnold
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Larry G. Arnold     Chief Executive Officer, Director          July 9, 2002
Larry G. Arnold

/s/ Larry G. Arnold     Principal Financial & Accounting Officer   July 9, 2002
Larry G. Arnold

/s/ J.D. Kish           Director                                   July 9, 2002
J.D. Kish

/s/ Donald Plekenpol    Director                                  July 11, 2002
Donald Plekenpol


                                  EXHIBIT INDEX

                         Inform Worldwide Holdings, Inc.

Exhibit
Number         Description

4(a) Articles, Bylaws. Incorporated by reference from Form 8-A12G, file number 333-71785.

5 Opinion of John H. Lonnquist, P.C., relating to the issuance of shares of securities pursuant to the Year 2000 Long Term Incentive Equity Plan.

23.1 Consent of John H. Lonnquist, P.C., included in the opinion filed as Exhibit 5 hereto.

23.2           Consent of independent certified public accountants.

24.            Power of Attorney.

99. Year 2000 Long Term Incentive Equity Plan, incorporated by reference to the Definitive Form 14A Proxy Statement filed as of October 27, 2000.


                              Exhibits to Form S-8


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